UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2025

EVOKE PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36075	20-8447886
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

420 Stevens Avenue, Suite 230

Solana Beach, California 92075

(Address of principal executive offices) (Zip Code)

(858) 345-1494

(Registrant’s telephone number, include area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVOK	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Agreement and Plan of Merger

On November 3, 2025, Evoke Pharma, Inc., a Delaware corporation (the “Company” or “Evoke”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with QOL Medical, LLC, a Delaware limited liability company (“Parent”), and QOL-EOS Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will commence a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.0001 per share, of the Company (the “Shares”) for $11.00 in cash per Share, subject to any applicable withholding taxes and without interest thereon (the “Offer Price”).

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated therein, including the Offer and the Merger (as defined below), are advisable, fair to and in the best interests of the Company and its stockholders, and declared it advisable for the Company to enter into the Merger Agreement and consummate the transactions contemplated therein in accordance with the Delaware General Corporate Law (the “DGCL”), (ii) adopted, approved and declared advisable the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained in the Merger Agreement and the consummation of the Offer and the Merger and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iii) resolved that the Merger Agreement and the Merger be effected under Section 251(h) of the DGCL and that the Merger be effected as soon as practicable following the date and time the Shares that have been validly tendered and not validly withdrawn have been irrevocably accepted for payment by Merger Sub without a vote of the stockholders of the Company, (iv) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend that the stockholders of the Company accept the Offer and tender their Shares to Merger Sub pursuant to the Offer, and (v) to the extent necessary, adopted a resolution having the effect of causing the Merger Agreement and the transactions contemplated thereby not to be subject to any takeover provision that might otherwise apply to the transactions contemplated thereby.

The Offer, once commenced, will initially remain open for a minimum of 20 business days, subject to certain possible extensions on the terms set forth in the Merger Agreement (as such date and time may be extended, the “Expiration Time”). If, as of the applicable Expiration Time, any of the conditions to the Offer (the “Offer Conditions”) as set forth on Annex A to the Merger Agreement have not been satisfied or waived by Parent or Merger Sub (if permitted by the Merger Agreement), then Merger Sub may (and if requested by the Company, will, and Parent will cause Merger Sub to) extend the Offer for one or more consecutive extension periods of up to 10 business days each (or any longer period as may be approved in advance in writing by the Company and Parent) in order to permit the satisfaction of the Offer Conditions, except that if the sole remaining unsatisfied Offer Condition is the Minimum Condition (as defined below), Merger Sub will not be required to extend the Offer for more than three occasions in consecutive periods of up to 10 business days each.

Upon the terms and subject to the conditions set forth in the Merger Agreement, as soon as practicable following the consummation of the Offer, Merger Sub will merge with and into the Company (the “Merger”) pursuant to Section 251(h) of the DGCL with the Company as the surviving corporation of the Merger (the “Surviving Corporation”). Merger Sub’s obligation to purchase the Shares validly tendered and not validly withdrawn pursuant to the Offer is subject to the satisfaction or waiver of the Offer Conditions, including, among others, (i) there being validly tendered and not validly withdrawn immediately prior to the Expiration Time a number of Shares that, together with any Shares held by Parent, Merger Sub or any of their direct or indirect wholly owned subsidiaries, represents at least one more Share than 50% of the total number of outstanding Shares, plus the aggregate number of Shares issuable to holders of Company options or warrants for which the Company has received valid notices of exercise and for which payment of any applicable exercise price has been made in accordance with the terms of such Company options or warrants prior to the expiration of the Offer (and in respect of which Shares have not yet been issued to the exercising holder), as of immediately prior to the Expiration Time (the “Minimum Condition”), (ii) the absence of any law or order that prohibits consummation of the Offer or the Merger or that has the effect of making the Offer or Merger illegal, (iii) the accuracy of the representations and warranties of the Company contained in the Merger Agreement, subject to certain materiality standards, (iv) the Company’s compliance and performance in all material respects with its covenants and agreements contained in the Merger Agreement and (v) the absence of any change, occurrence, effect, event, circumstance or development that has occurred since the date of the Merger Agreement that has had, or would reasonably be expected to have, a material adverse effect on the Company and is continuing, as well as other customary conditions set forth in Annex A to the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each Share that is issued and outstanding immediately prior to the Effective Time (other than Shares (i) owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned subsidiary of Parent or Merger Sub, in each case, immediately prior to the Effective Time, (ii) irrevocably accepted for purchase pursuant to the Offer, or (iii) held by any stockholder who is entitled to demand and has properly and validly demanded their statutory right of appraisal of such Shares in compliance in all respects with Section 262 of the DGCL) will be cancelled and extinguished and automatically converted into the right to receive the Offer Price, without interest thereon and subject to any applicable withholding taxes (the “Merger Consideration”) pursuant to the Merger Agreement. As a result of the Merger, the Company will cease to be a publicly traded company and will become a wholly owned subsidiary of Parent.

Each Company option that is outstanding as of immediately prior to the Effective Time will accelerate and become fully vested effective immediately prior to, and contingent upon the occurrence of, the Effective Time. Effective as of immediately prior to the Effective Time, each Company option that is outstanding and unexercised immediately prior thereto will automatically be canceled and terminated and converted into the right to receive from the Surviving Corporation an amount in cash (without interest), if any, equal to the product obtained by multiplying (i) the aggregate number of Shares underlying such Company option immediately prior to the Effective Time, by (ii) an amount equal to the Offer Price less the per share exercise price of such Company option, except that if the Offer Price is less than the per share exercise price of such Company option, such Company option will be canceled and terminated without any consideration payable therefor.

At the Effective Time, each Company warrant that is outstanding and unexercised as of immediately prior to the Effective Time (excluding any Company warrant to the extent the holder thereof has elected a cashless exercise of such Company warrant) will cease to represent a right to acquire Shares. At or following the Effective Time, each holder of a Company warrant that has an exercise price less than the Offer Price will be entitled to receive cash in respect of each Share for which such Company warrant is exercisable immediately prior to the Effective Time in an amount equal to the product obtained by multiplying (i) the aggregate number of Shares underlying such Company warrant immediately prior to the Effective Time, by (ii) an amount equal to the Offer Price less the exercise price payable per Share under such Company warrant. Each holder of a Company warrant that has an exercise price equal to or greater than the Offer Price will not receive any consideration with respect to such Company warrant. Notwithstanding anything to the contrary set forth in the Merger Agreement, the foregoing will not apply to any holders of Company warrants who elect to receive the Black Scholes Value (as defined in the applicable Company warrants) in accordance with their Company warrants. Holders of Company warrants may exercise their right to receive such Black Scholes Value at any time concurrently or within 30 days following the closing of the Merger.

The Merger Agreement contains customary representations, warranties and covenants, including covenants obligating the Company to continue to conduct its operations in the ordinary course of business and not to engage in certain specified transactions or activities without Parent’s prior consent, and that the parties will use reasonable best efforts to cause the Offer, the Merger and each of the transactions completed by the Merger Agreement to be consummated. In addition, subject to certain exceptions, the Company has agreed not to solicit, initiate, propose, induce, knowingly encourage or knowingly facilitate the submission or announcement of any acquisition proposals from third parties or take certain other restricted actions in connection therewith. Notwithstanding the foregoing, if the Company receives an acquisition proposal that did not result from a material breach of the non-solicitation provisions of the Merger Agreement, and the Board determines in good faith, after consultation with outside legal counsel and its financial advisor(s), that such proposal is reasonably likely to be consummated in accordance with its terms and is more favorable to the Company’s stockholders, from a financial point of view, than the Offer and the Merger (a “Superior Proposal” as further described and defined in the Merger Agreement), then the Company can participate in discussions and negotiations regarding such acquisition proposal if the failure to do so would be inconsistent with the Board’s fiduciary duties under applicable law, subject to the terms and conditions of the Merger Agreement.

The Merger Agreement also contains certain customary termination rights in favor of each of the Company and Parent, including the Company’s right, subject to certain limitations, to terminate the Merger Agreement in certain circumstances to accept a Superior Proposal and Parent’s right, subject to certain limitations, to terminate the Merger Agreement if the Board changes its recommendation that stockholders of the Company tender their Shares in the Offer (as further described in the Merger Agreement). In addition, either the Company or Parent may terminate the Merger Agreement if the Offer has not been consummated by May 3, 2026. Upon termination of the Merger Agreement under other specified circumstances, the Company will be required to pay Parent a termination fee of $1,500,000.

The foregoing description of the Merger Agreement and the transactions contemplated thereunder is not complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and which is incorporated herein by reference. The Merger Agreement and the foregoing description thereof have been included to provide investors and stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only as of specified dates for the purposes of such agreement, were solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”), and are also qualified in important part by a confidential disclosure schedule delivered by the Company to Parent in connection with the Merger Agreement. Investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreements

In connection with the execution of the Merger Agreement, Parent and Merger Sub entered into tender and support agreements (the “Support Agreements”) with certain of directors and key employees of the Company, and certain of the Company’s stockholders and holders of Company warrants. The Support Agreements provide that, among other things, such directors and key employees have agreed to tender their Company Shares to Merger Sub in the Offer and (to the extent applicable) to exercise and surrender their Company warrants. The shares of Company Shares subject to the Support Agreements comprise approximately 10.4% of the currently outstanding Company Shares. The Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement or if the Board votes to approve a Superior Proposal.

A copy of the form of the Support Agreement for directors and key employees of the Company (the “Insider Support Agreement”) is filed as Exhibit 10.1 to this Report and is incorporated herein by reference. A copy of the form of the Support Agreement for certain of the Company’s stockholders and holders of Company warrants (the “Key Company Stockholder Support Agreement”) is filed as Exhibit 10.2 to this Report and is incorporated herein by reference. The foregoing description of the Support Agreements is qualified in its entirety by reference to the full text thereof.

Eversana Letter Agreement

On October 29, 2025, Evoke entered into a letter agreement with Eversana Life Sciences Services, LLC (“Eversana” and such letter agreement, the “Eversana Letter Agreement”), which was made in reference to, and is deemed to clarify, that certain Commercial Services Agreement by and between Evoke and Eversana, dated January 21, 2020, as amended in Amendment No. 1, dated February 1, 2022, and Amendment No. 2, dated November 3, 2022 (as amended, the “CSA”). The Eversana Letter Agreement provides, amongst other things, for payment to Eversana of $1.0 million of outstanding Cumulative Deferred Costs (as defined in the CSA) and the outstanding principal and interest owed by Evoke under the loan agreement dated January 21, 2020 between the parties, each, following a Change of Control of Evoke (as defined in the CSA) or expiration of the CSA, and amendments to certain commercial terms relating to Eversana’s commercialization obligations. A copy of the Eversana Letter Agreement is filed as Exhibit 10.3 to this Report and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

In addition, on November 3, 2025 the Board approved the following actions relating to compensatory arrangements with the Company’s named executive officers:

Amended and Restated Employment Agreements

On November 3, 2025, concurrently with the signing of the Merger Agreement, each of Matthew J. D’Onofrio, Mark Kowieski, CPA, and Marilyn R. Carlson (each, an “Executive”) entered into an amended and restated employment agreement with the Company (the “A&R Employment Agreements”). The A&R Employment Agreements include implementation of the following changes: (i) provide that each Executive will receive his or her target annual bonus for 2025 if the Executive is terminated prior to the Company’s payment of such 2025 annual bonuses, (ii) add a provision addressing the treatment of parachute payments arising under Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, and (3) update the form of release of claims attached to the A&R Employment Agreements. The foregoing summary of the A&R Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Employment Agreements, copies of which are filed as Exhibit 10.4, 10.5 and 10.6 to this Report.

Transition Services Agreements In addition, also concurrently with the signing of the Merger Agreement, each Executive entered into a Transition Services Agreement with Evoke and Parent, pursuant to which each Executive will provide certain transitional services to the Company and Parent following the Effective Time. Copies of the Transition Services Agreements are filed as Exhibits 10.7, 10.8 and 10.9 to this Report.

Item 8.01	Other Events.

Joint Press Release

On November 4, 2025, the Company issued a press release regarding the execution of the Merger Agreement. A copy of such press release has been furnished herewith as Exhibit 99.1 to this Report and is incorporated herein by reference.

Additional Information and Where to Find It

The tender offer described above has not yet commenced. This communication is not an offer to buy nor a solicitation of an offer to sell any securities of the Company. The solicitation and the offer to buy shares of the Company’s common stock will only be made pursuant to a Tender Offer Statement on Schedule TO, including an offer to purchase, a letter of transmittal and other related materials that Parent and Merger Sub intend to file with the SEC. In addition, the Company will file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. Once filed, investors will be able to obtain a free copy of these materials and other documents filed by Parent, Merger Sub and the Company with the SEC at the website maintained by the SEC at www.sec.gov. Investors may also obtain, at no charge, any such documents filed with or furnished to the SEC by the Company under the “investor relations” section of the Company’s website at www.evokepharma.com.

INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THESE DOCUMENTS WHEN THEY BECOME AVAILABLE, INCLUDING THE SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 OF THE COMPANY AND ANY AMENDMENTS THERETO, AS WELL AS ANY OTHER DOCUMENTS RELATING TO THE TENDER OFFER AND THE MERGER THAT ARE FILED WITH THE SEC, CAREFULLY AND IN THEIR ENTIRETY PRIOR TO MAKING ANY DECISIONS WITH RESPECT TO WHETHER TO TENDER THEIR SHARES INTO THE TENDER OFFER BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE TENDER OFFER.

Forward-Looking Statements

The Company cautions you that statements included in this report that are not a description of historical facts are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negatives of these terms or other similar expressions. The forward-looking statements are based on the Company’s current beliefs and expectations and include, but are not limited to: statements regarding the planned completion of the transactions contemplated by the Merger Agreement and the timing thereof; expectations regarding the benefits sought to be achieved in the transactions; the continued commercial availability of GIMOTI; the continuation of the Company’s partnership with Eversana; and Parent’s strategic vision. The inclusion of forward-looking statements should not be regarded as a representation by the Company that any of its plans will be achieved. Actual results may differ from those set forth in this report due to the risks and uncertainties inherent in the Company’s business and the proposed transactions, including, without limitation: uncertainties as to the timing and completion of the tender offer and the merger; uncertainties as to the percentage of the Company’s stockholders tendering their shares in the tender offer; the possibility that competing offers will be made; the possibility that various closing conditions for the tender offer or the merger may not be satisfied or waived; the effects of disruption caused by the transaction making it more difficult to maintain relationships with employees, collaborators, vendors and other business partners; risks related to diverting management’s attention from the Company’s ongoing business operations; the risk that stockholder litigation in connection with the transactions contemplated by the Merger Agreement may result in significant costs of defense, indemnification and liability; potential changes in Parent’s strategic vision; and other risks and uncertainties pertaining to the Company’s business, including the risks and uncertainties detailed in the Company’s periodic reports it files with the SEC, as well as the tender offer materials to be filed by Parent and Merger Sub and the Solicitation/Recommendation Statement to be filed by the Company in connection with the tender offer.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement and the Company undertakes no obligation to revise or update these statements to reflect events or circumstances after the date hereof, except as required by law. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated November 3, 2025, by and among the Company, QOL Medical, LLC and QOL-EOS Merger Sub, Inc.

10.1	Form of Insider Support Agreement

10.2	Form of Key Company Stockholder Support Agreement

10.3	Letter Agreement, dated October 29, 2025, by and between the Company and Eversana Life Sciences Services, LLC

10.4*	Third Amended and Restated Employment Agreement, effective as of November 3, 2025, by and between the Company and Matthew D’Onofrio

10.5*	Second Amended and Restated Employment Agreement, effective as of November 3, 2025, by and between the Company and Mark Kowieski

10.6*	Second Amended and Restated Employment Agreement, effective as of November 3, 2025, by and between the Company and Marilyn Carlson, M.D.

10.7*	Transition Services Agreement, dated as of November 3, 2025, by and among the Company, Matthew D’Onofrio, and QOL Medical, LLC

10.8*	Transition Services Agreement, dated as of November 3, 2025, by and among the Company, Mark Kowieski, and QOL Medical, LLC

10.9*	Transition Services Agreement, dated as of November 3, 2025, by and among the Company, Marilyn R. Carlson, and QOL Medical, LLC

99.1	Press Release issued on November 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*

Certain annexes and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted annexes and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any annexes or schedules so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 4, 2025

EVOKE PHARMA, INC.

By:	/s/ Matthew J. D’Onofrio
Name: Matthew J. D’Onofrio
Title: Chief Executive Officer and Director